Exhibit 99.1

Confluent Announces First Quarter 2023 Financial Results

•
First quarter revenue of $174 million, up 38% year over year
•
First quarter Confluent Cloud revenue of $74 million, up 89% year over year
•
Remaining performance obligations of $743 million, up 35% year over year
•
1,075 customers with $100,000 or greater in ARR, up 34% year over year(1)

MOUNTAIN VIEW, Calif. -- May 03, 2023 -- Confluent, Inc. (NASDAQ: CFLT), the data streaming pioneer, today announced financial results for its first quarter of 2023, ended March 31, 2023.

“Confluent started fiscal year 2023 with a strong first quarter, beating all guided metrics and highlighted by 89% year-over-year growth in Confluent Cloud revenue,” said Jay Kreps co-founder and CEO, Confluent. “Achieving this high growth as companies scrutinize every dollar spent is a testament to the mission criticality of our cloud-native platform and the lower total cost of ownership customers receive from using Confluent.”

“Our first quarter strong revenue and margin performance demonstrated the power of our consumption-oriented land and expand strategy,” said Steffan Tomlinson, CFO, Confluent. “While continuing to deliver innovation and value to our customers, we remain focused on driving efficient growth and building a profitable business.”

First Quarter 2023 Financial Highlights(2)

(In millions, except per share data and percentages)

	Q1 2023	Q1 2022	Y/Y Change
Total Revenue	$174.3	$126.1	38%
Remaining Performance Obligations	$742.6	$551.1	35%
GAAP Operating Loss	$(166.1)	$(111.5)	$(54.6)
Non-GAAP Operating Loss	$(40.3)	$(51.7)	$11.4
GAAP Operating Margin	(95.3%)	(88.4%)	(6.9) pts
Non-GAAP Operating Margin	(23.1%)	(41.0%)	17.9 pts
GAAP Net Loss Per Share	$(0.52)	$(0.41)	$(0.11)
Non-GAAP Net Loss Per Share	$(0.09)	$(0.19)	$0.10
Net Cash Used in Operating Activities	$(77.8)	$(55.0)	$(22.8)
Free Cash Flow	$(82.9)	$(58.4)	$(24.5)

(1) Commencing with the first quarter of 2023, we updated our methodology for calculating ARR using a consumption-based method for Confluent Cloud, which has been applied retroactively to prior year periods. For more information, please see the section titled “Other Business Metrics” and Confluent’s investor presentation, which will be available on Confluent’s investor relations website at investors.confluent.io.

(2) A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in the financial statement tables included in this press release. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “Non-GAAP Financial Measures.”

Financial Outlook

For the second quarter and fiscal year 2023, Confluent expects:

	Q2 2023 Outlook	FY 2023 Outlook
Total Revenue	$181-$183 million	$760-$765 million
Non-GAAP Operating Margin	~ (16%)	(14%) - (13%)
Non-GAAP Net Loss Per Share	$(0.08)-$(0.06)	$(0.20)-$(0.14)

A reconciliation of forward-looking non-GAAP operating margin and non-GAAP net loss per share to the most directly comparable GAAP measures is not available without unreasonable effort, as certain items cannot be reasonably predicted because of their high variability, complexity and low visibility. In particular, the measures and effects of our stock-based compensation expense specific to our equity compensation awards and employer payroll tax-related items on employee stock transactions are directly impacted by the timing of employee stock transactions and unpredictable fluctuations in our stock price, which we expect to have a significant impact on our future GAAP financial results.

Conference Call Information

Confluent will host a video webcast to discuss the company’s first quarter 2023 results as well as its financial outlook today at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Open to the public, investors may access the webcast, earnings press release, supplemental financial information, and investor presentation on Confluent’s investor relations website at investors.confluent.io before the commencement of the webcast. A replay of the webcast will also be accessible from Confluent’s investor relations website a few hours after the conclusion of the live event.

Confluent uses its investor relations website and may use its Twitter, LinkedIn, and Facebook accounts as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain forward-looking statements including, among other things, statements regarding (i) our financial outlook, including expected revenue mix, operating margins and margin improvements, targeted or anticipated gross and operating margin levels, achievement of non-GAAP operating margin breakeven exiting the fourth quarter of fiscal 2023, improvements in unit economics, and expected revenue growth rate and efficient growth, (ii) our market and category leadership position, (iii) our expected investments in research and development and go-to-market functions, (iv) our expected capital allocation to drive efficient growth and rate and pace of investments, (v) the potential growth for Confluent Cloud, (vi) rates of Confluent Cloud consumption and demand for and retention of data streaming platforms like Confluent in the face of budget scrutiny, (vii) continued higher interest rates and macroeconomic uncertainty as well as our expectations regarding the effects of macroeconomic pressure on our go-to-market motion and durability of our offering with customers, (viii) our pricing, our win rate and deal cycles and customer behaviors such as budget scrutiny, (ix) customer growth, retention and engagement, (x) ability for Confluent Cloud to provide cost savings for users and customers, including lower total cost of ownership, and drive greater monetization of the open source Kafka user base as a result, (xi) increased adoption of our platform and fully managed solutions for data streaming in general, (xii) dependence of businesses on data in motion, (xiii) ability for Confluent to become the central nervous system of organizations, (xiv) the degree of market acceptance of our products, (xv) growth in and growth rate of revenue, customers, remaining performance obligations, dollar-based net retention rate, and gross retention rate, (xvi) our ability to increase engagement of customers for Confluent and expand customer cohorts, (xvii) our market opportunity, (xviii) our consumption-oriented strategy, (xix) our go-to-market strategy, (xx) our product differentiation and market acceptance of our products, including over open source alternatives, (xxi) our strategy and expected results and market acceptance for our Flink offering and timing for launch of that offering, (xxii) our expectations for market acceptance of stream processing, (xxiii) our ability to meet near-term and mid-term financial targets, (xxiv) our potential for value creation, (xxv) our investment priority and philosophy, (xxvi) and our overall future prospects. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plan,” “project,” “target,” “looking ahead,” “look to,” “move into,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) our limited operating history, including in uncertain macroeconomic environments, (ii) our ability to sustain and manage our rapid growth, including following our recent restructuring, (iii) our ability to attract new customers and retain and sell additional features and services to our existing customers, (iv) inflationary conditions, economic uncertainty, recessionary risks, and exchange rate fluctuations, which have resulted and may continue to result in customer pullback in information technology spending, lengthening of sales cycles, reduced contract sizes, reduced consumption of Confluent Cloud or customer preference for open source alternatives, as well as the potential need for cost efficiency measures, (v) our ability to increase consumption of our offering, including by existing customers and through the acquisition of new customers, and successfully add new features and functionality to our offering, (vi) our ability to achieve profitability and improve margins annually, by our expected timelines or at all, (vii) our ability to operate our business and execute on our strategic initiatives following our recent restructuring, (viii) the estimated addressable market opportunity for our offering, including our Flink offering and stream processing, (ix) our ability to compete effectively in an increasingly competitive market, including achieving market acceptance over competitors and open source alternatives, (x) our ability to successfully execute our go-to-market strategy and initiatives and increase market awareness and acceptance of the benefits of our offering, including the total cost of ownership benefits of Confluent Cloud, (xi) our ability to attract and retain highly qualified personnel, which could be negatively impacted by our recent restructuring, (xii) breaches in our security measures or unauthorized access to our platform, our data, or our customers’ or other users’ personal data, (xiii) our reliance on third-party cloud-based infrastructure to host Confluent Cloud, and (xiv) general market, political, economic, and business conditions, including continuing impacts from the COVID-19 pandemic. These risks are not exhaustive. Further information on these and other risks that could affect Confluent’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2022, and our future reports that we may file from time to time with the SEC. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 that will be filed with the SEC, which should be read in conjunction with this press release and the financial results included herein. Confluent assumes no obligation to, and does not currently intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, free cash flow, and free cash flow margin. We use these non-GAAP financial measures and other key metrics internally to facilitate analysis of our financial and business trends and for internal planning and forecasting purposes. We believe these non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. However, non-GAAP financial measures have limitations as an analytical tool and are presented for supplemental informational purposes only. They should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies, including companies in our industry, may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, free cash flow, free cash flow margin, or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Further, free cash flow is not a substitute for cash used in operating activities. The utility of free cash flow is limited as such measure does not reflect our future contractual commitments and does not represent the total increase or decrease in our cash balance for any given period. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. We define non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, and non-GAAP net loss per share as the respective GAAP balances, adjusted for, as applicable, stock-based compensation expense; employer taxes on employee stock transactions; amortization of acquired intangibles; common stock charitable donation expense; acquisition-related expenses; restructuring and other related charges; amortization of debt issuance costs; and income tax effects associated with these adjustments. We define free cash flow as net cash used in operating activities less capitalized internal-use software costs and capital expenditures and free cash flow margin as free cash flow as a percentage of revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the performance of core operations and future ability to generate cash that can be used for strategic opportunities or investing in our business.

Other Business Metrics

Remaining performance obligations (“RPO”) represent the amount of contracted future revenue that has not yet been recognized as of the end of each period, including both deferred revenue that has been invoiced and non-cancelable committed amounts that will be invoiced and recognized as revenue in future periods. RPO excludes pay-as-you-go arrangements. RPO may also fluctuate due to a number of factors, including the timing of renewals, average contract terms, seasonality, and dollar amount of customer contracts. RPO as a metric is not necessarily indicative of future revenue growth because it does not account for the actual timing of customers’ consumption or future expansion.

Customers with $100,000 or greater in annual recurring revenue (“ARR”) represent the number of customers that contributed $100,000 or more in ARR as of period end. We define ARR as (1) with respect to Confluent Platform customers, the amount of revenue to which our customers are contractually committed over the following 12 months assuming no increases or reductions in their subscriptions, and (2) with respect to Confluent Cloud customers, the amount of revenue that we expect to recognize from such customers over the following 12 months, calculated by annualizing actual consumption of Confluent Cloud in the last three months of the applicable period, assuming no increases or reductions in usage rate. Services arrangements are excluded from the calculation of ARR. Prior to the first quarter of 2023, ARR with respect to Confluent Cloud customers excluded pay-as-you-go arrangements and was based on contractual commitments over the following 12 months, regardless of actual consumption. We adjusted our methodology for calculating ARR commencing with the first quarter of 2023 to incorporate actual consumption of Confluent Cloud and applied this change retroactively. For purposes of determining our customer count, we treat all affiliated entities with the same parent organization as a single customer and include pay-as-you-go customers. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

Dollar-based net retention rate (“NRR”) as of a period end is calculated by starting with the ARR from the cohort of all customers as of 12 months prior to such period end (“Prior Period Value”). We then calculate the ARR from these same customers as of the current period end (“Current Period Value”), and divide the Current Period Value by the Prior Period Value to arrive at our dollar-based NRR. The dollar-based NRR includes the effect, on a dollar-weighted value basis, of our Confluent Platform subscriptions that expand, renew, contract, or attrit. The dollar-based NRR also includes the effect of annualizing actual consumption of Confluent Cloud in the last three months of the applicable period, but excludes ARR from new customers in the current period. Our dollar-based NRR is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

About Confluent

Confluent is the data streaming platform that is pioneering a fundamentally new category of data infrastructure that sets data in motion. Confluent’s cloud-native offering is the foundational platform for data in motion – designed to be the intelligent connective tissue enabling real-time data, from multiple sources, to constantly stream across the organization. With Confluent, organizations can meet the new business imperative of delivering rich, digital front-end customer experiences and transitioning to sophisticated, real-time, software-driven backend operations.

Investor Contact

Shane Xie

investors@confluent.io

Media Contact

Taylor Jones

pr@confluent.io

Confluent, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$343,460	$435,781
Marketable securities	1,506,392	1,491,044
Accounts receivable, net	169,650	178,188
Deferred contract acquisition costs	36,830	35,883
Prepaid expenses and other current assets	58,717	57,229
Total current assets	2,115,049	2,198,125
Property and equipment, net	35,468	29,089
Operating lease right-of-use assets	12,604	29,478
Goodwill and intangible assets, net	45,941	-
Deferred contract acquisition costs, non-current	67,130	68,401
Other assets, non-current	16,633	19,756
Total assets	$2,292,825	$2,344,849
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,445	$21,439
Accrued expenses and other liabilities	87,733	105,331
Operating lease liabilities	7,295	7,375
Deferred revenue	295,689	290,185
Total current liabilities	401,162	424,330
Operating lease liabilities, non-current	23,229	25,136
Deferred revenue, non-current	28,896	32,644
Convertible senior notes, net	1,085,439	1,084,500
Other liabilities, non-current	9,248	8,762
Total liabilities	1,547,974	1,575,372
Stockholders’ equity:
Preferred stock	-	-
Class A common stock	2	2
Class B common stock	1	1
Additional paid-in capital	2,103,262	1,980,335
Accumulated other comprehensive loss	(4,454)	(9,456)
Accumulated deficit	(1,353,960)	(1,201,405)
Total stockholders’ equity	744,851	769,477
Total liabilities and stockholders’ equity	$2,292,825	$2,344,849

Confluent, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue:
Subscription	$160,567	$113,920
Services	13,735	12,219
Total revenue	174,302	126,139
Cost of revenue:
Subscription(1)(2)	42,905	33,603
Services(1)(2)	15,239	12,174
Total cost of revenue	58,144	45,777
Gross profit	116,158	80,362
Operating expenses:
Research and development(1)(2)	84,890	57,661
Sales and marketing(1)(2)	128,624	106,702
General and administrative(1)(2)	35,355	27,481
Restructuring and other related charges	33,382	-
Total operating expenses	282,251	191,844
Operating loss	(166,093)	(111,482)
Other income (expense), net	15,185	(816)
Loss before income taxes	(150,908)	(112,298)
Provision for income taxes	1,647	689
Net loss	$(152,555)	$(112,987)
Net loss per share, basic and diluted	$(0.52)	$(0.41)
Weighted-average shares used to compute net loss per share, basic and diluted	291,864,975	272,890,829

(1) Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2023	2022
Cost of revenue - subscription	$6,328	$5,313
Cost of revenue - services	2,777	1,862
Research and development	30,015	20,085
Sales and marketing	28,487	21,062
General and administrative	11,682	9,047
Total stock-based compensation expense	$79,289	$57,369

(2) Includes employer taxes on employee stock transactions as follows:

	Three Months Ended March 31,
	2023	2022
Cost of revenue - subscription	$321	$333
Cost of revenue - services	90	77
Research and development	1,669	1,039
Sales and marketing	1,083	680
General and administrative	500	310
Total employer taxes on employee stock transactions	$3,663	$2,439

Confluent, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(152,555)	$(112,987)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	3,122	1,250
Net (accretion) amortization of (discounts) premiums on marketable securities	(9,133)	705
Amortization of debt issuance costs	939	936
Amortization of deferred contract acquisition costs	10,484	8,470
Non-cash operating lease costs	1,207	2,275
Lease abandonment charges	15,667	-
Stock-based compensation, net of amounts capitalized	79,289	57,369
Deferred income taxes	5	(4)
Other	279	204
Changes in operating assets and liabilities, net of effects of a business combination:
Accounts receivable	8,068	12,782
Deferred contract acquisition costs	(10,160)	(12,080)
Prepaid expenses and other assets	3,141	(7,985)
Accounts payable	(11,325)	177
Accrued expenses and other liabilities	(16,557)	(22,853)
Operating lease liabilities	(1,998)	(2,497)
Deferred revenue	1,755	19,207
Net cash used in operating activities	(77,772)	(55,031)
CASH FLOWS FROM INVESTING ACTIVITIES
Capitalization of internal-use software costs	(4,556)	(2,509)
Purchases of marketable securities	(453,356)	(403,883)
Maturities of marketable securities	451,777	95,545
Purchases of property and equipment	(546)	(887)
Cash paid for a business combination, net of cash acquired	(45,802)	-
Net cash used in investing activities	(52,483)	(311,734)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock upon exercise of vested options	20,780	16,436
Proceeds from issuance of common stock upon early exercise of unvested options	-	345
Repurchases of unvested options	(223)	(12)
Payments of debt issuance costs for convertible senior notes	-	(786)
Proceeds from issuance of common stock under employee stock purchase plan	17,172	22,485
Net cash provided by financing activities	37,729	38,468
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	205	(46)
Net decrease in cash, cash equivalents, and restricted cash	(92,321)	(328,343)
Cash, cash equivalents, and restricted cash at beginning of period	435,781	1,376,682
Cash, cash equivalents, and restricted cash at end of period	$343,460	$1,048,339
Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets to the amounts shown above:
Cash and cash equivalents	$343,460	$1,047,589
Restricted cash included in other assets, current	-	750
Total cash, cash equivalents, and restricted cash	$343,460	$1,048,339

Confluent, Inc.

Reconciliation of GAAP Measures to Non-GAAP Measures

(in thousands, except percentages, share and per share data)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Reconciliation of GAAP total gross profit to non-GAAP total gross profit:
Total gross profit on a GAAP basis	$116,158	$80,362
Total gross margin on a GAAP basis	66.6%	63.7%
Add: Stock-based compensation expense	9,105	7,175
Add: Employer taxes on employee stock transactions	411	410
Add: Amortization of acquired intangibles	113	-
Non-GAAP total gross profit	$125,787	$87,947
Non-GAAP total gross margin	72.2%	69.7%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Research and development operating expense on a GAAP basis	$84,890	$57,661
Less: Stock-based compensation expense	30,015	20,085
Less: Employer taxes on employee stock transactions	1,669	1,039
Less: Acquisition-related expenses	7,680	-
Non-GAAP research and development operating expense	$45,526	$36,537
Non-GAAP research and development operating expense as a percentage of total revenue	26.1%	29.0%

Sales and marketing operating expense on a GAAP basis	$128,624	$106,702
Less: Stock-based compensation expense	28,487	21,062
Less: Employer taxes on employee stock transactions	1,083	680
Less: Acquisition-related expenses	1,076	-
Non-GAAP sales and marketing operating expense	$97,978	$84,960
Non-GAAP sales and marketing operating expense as a percentage of total revenue	56.2%	67.4%

General and administrative operating expense on a GAAP basis	$35,355	$27,481
Less: Stock-based compensation expense	11,682	9,047
Less: Employer taxes on employee stock transactions	500	310
Less: Acquisition-related expenses	561	-
Non-GAAP general and administrative operating expense	$22,612	$18,124
Non-GAAP general and administrative operating expense as a percentage of total revenue	13.0%	14.4%

	Three Months Ended March 31,
	2023	2022
Reconciliation of GAAP operating loss to non-GAAP operating loss:
Operating loss on a GAAP basis	$(166,093)	$(111,482)
Add: Stock-based compensation expense	79,289	57,369
Add: Employer taxes on employee stock transactions	3,663	2,439
Add: Amortization of acquired intangibles	113	-
Add: Acquisition-related expenses	9,317	-
Add: Restructuring and other related charges	33,382	-
Non-GAAP operating loss	$(40,329)	$(51,674)
Non-GAAP operating margin	(23.1%)	(41.0%)

Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(152,555)	$(112,987)
Add: Stock-based compensation expense	79,289	57,369
Add: Employer taxes on employee stock transactions	3,663	2,439
Add: Amortization of acquired intangibles	113	-
Add: Acquisition-related expenses	9,317	-
Add: Restructuring and other related charges	33,382	-
Add: Amortization of debt issuance costs	939	936
Add: Income tax effects and adjustments	362	13
Non-GAAP net loss	$(25,490)	$(52,230)
Non-GAAP net loss per share, basic and diluted	$(0.09)	$(0.19)
Weighted-average shares used to compute net loss per share, basic and diluted	291,864,975	272,890,829

The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands, except percentages):

	Three Months Ended March 31,
	2023	2022
Net cash used in operating activities	$(77,772)	$(55,031)
Capitalized internal-use software costs	(4,556)	(2,509)
Capital expenditures	(546)	(887)
Free cash flow	$(82,874)	$(58,427)
Free cash flow margin	(47.5%)	(46.3%)
Net cash used in investing activities	$(52,483)	$(311,734)
Net cash provided by financing activities	$37,729	$38,468